As filed with the Securities and Exchange Commission on February __, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DOUBLECLICK INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3870996 (I.R.S. Employer Identification No.)

111 Eighth Avenue, 10th Floor New York, New York (Address of Principal Executive Offices)	10011 (Zip Code)

DoubleClick Inc. 1997 Stock Incentive Plan
DoubleClick Inc. 1999 Employee Stock Purchase Plan
(Full Title of the Plans)

Bruce D. Dalziel
Chief Financial Officer
DoubleClick Inc.
111 Eighth Avenue, 10th Floor
New York, New York 10011
(Name and Address of Agent For Service)

(212) 683-0001
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered(1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock,$0.001 par value per share	1,900,000 shares(2)	$7.84 (3)	$14,896,000 (3)	$1,753

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,000,000 shares issuable under the DoubleClick Inc. 1997 Stock Incentive Plan and (ii) 900,000 shares issuable under the DoubleClick 1999 Employee Stock Purchase Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 8, 2005.

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission:

(1)	Registration Statement on Form S-8 (File No. 333-48277), filed on March 19, 1998, relating to 3,000,000 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan;

(2)	Registration Statement on Form S-8 (File No. 333-90653), filed on November 9, 1999, relating to an additional 8,000,000 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan and 500,000 shares of Common Stock to be offered and sold under the Registrant’s 1999 Employee Stock Purchase Plan;

(3)	Registration Statement on Form S-8 (File No. 333-30726), filed on February 18, 2000, relating to an additional 4,748,152 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan;

(4)	Registration Statement on Form S-8 (File No. 333-55618), filed on February 14, 2001, relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant’s 1999 Employee Stock Purchase Plan;

(5)	Registration Statement on Form S-8 (File No. 333-81346), filed on January 24, 2002, relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant’s 1999 Employee Stock Purchase Plan;

(6)	Registration Statement on Form S-8 (File No. 333-103175), filed on February 13, 2003, relating to an additional 2,400,000 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant’s 1999 Employee Stock Purchase Plan; and

(7)	Registration Statement on Form S-8 (File No. 333-112820), filed on February 13, 2004, relating to an additional 2,000,000 shares of Common Stock to be offered and sold under the Registrant’s 1997 Stock Incentive Plan and an additional 900,000 shares of Common Stock to be offered and sold under the Registrant’s 1999 Employee Stock Purchase Plan.

SIGNATURES
INDEX TO EXHIBITS
EX-5.1: OPINION OF WILMER CUTLER PICKERING ETAL
EX-23.1: CONSENT OF PRICEWATERHOUSE COOPERS LLP

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on this 9th day of February, 2005.

DOUBLECLICK INC.
By:	/s/Kevin P. Ryan
Kevin P. Ryan
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of DoubleClick Inc., hereby severally constitute and appoint Kevin P. Ryan and Bruce D. Dalziel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable DoubleClick Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Kevin J. O’Connor Kevin J. O’Connor	Chairman of the Board	February 9, 2005
/s/Kevin P. Ryan Kevin P. Ryan	Chief Executive Officer and Director (principal executive officer)	February 9, 2005
/s/Bruce D. Dalziel Bruce D. Dalziel	Chief Financial Officer (principal financial officer)	February 9, 2005
/s/Cory Douglas Cory Douglas	Corporate Controller (principal accounting officer)	February 9, 2005
/s/Dwight A. Merriman Dwight A. Merriman	Director	February 9, 2005
/s/David N. Strohm David N. Strohm	Director	February 9, 2005
/s/Mark E. Nunnelly Mark E. Nunnelly	Director	February 9, 2005
/s/W. Grant Gregory W. Grant Gregory	Director	February 9, 2005
/s/Don Peppers Don Peppers	Director	February 9, 2005
/s/Thomas S. Murphy Thomas S. Murphy	Director	February 9, 2005

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3 (File No. 333-108789))

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-4232))

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this registration statement)